                                                                    EXHIBIT 1(d)

                                  JANUS ADVISER

                            CERTIFICATE OF AMENDMENT
                            ------------------------

         The undersigned, being the Secretary of Janus Adviser, a trust with transferable shares of the type commonly called a Delaware Statutory trust (the "Trust"), DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Section 7.3 of the Amended and Restated Trust Instrument, dated May 9, 2003, as may be amended from time to time (the "Trust Instrument"), and by the affirmative vote of a majority of the Trustees at a meeting duly called and held on October 13, 2003, the Trust Instrument is amended to delete section 4.2 in its entirety and substitute the following in its place:

          Section 4.2 Establishment and Designation of Series or Classes. Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Series, the Trustees have established and designated two (2) initial Series: International Equity Fund and U.S. Value Fund. The Trustees further establish and designate the Series and classes listed in Schedule A attached hereto and made a part hereof. Except as provided by the Trustees in a resolution with respect to a Series or class, any such Series and classes shall have the relative powers, rights, duties, privileges and preferences set forth in the Trust's registration statement with the Commission (or any successor agency), as in effect from time to time and, otherwise as set forth in this Section 4.2.

         IN WITNESS WHEREOF, the undersigned has set her hand and seal this 13th day of October, 2003.


                                       /s/ Kelley Abbott Howes
                                       -----------------------------------------
                                       Kelley Abbott Howes, Secretary

STATE OF COLORADO            )
                             )    ss.
CITY AND COUNTY OF DENVER    )

         BEFORE ME, the undersigned authority, on this day personally appeared Kelley Abbott Howes, Secretary of Janus Adviser, who, being by me first duly sworn, stated on her oath that the foregoing document is true and correct and that she executed the same for the purposes and consideration therein expressed and in the capacity therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE this 13th day of October, 2003.



My Commission Expires:                      /s/ Paula J. Adler
                                            ------------------------------------
7/17/2004                                   Notary Public
---------------------------                            [Notary Seal]

                                   SCHEDULE A


Series of the Trust                                Available Classes
-------------------                                -----------------
International Equity Fund                          Investor Class
                                                   Class A Shares
                                                   Class C Shares
                                                   Class I Shares

U.S. Value Fund                                    Investor Class
                                                   Class A Shares
                                                   Class C Shares
                                                   Class I Shares

Dividend Capture Fund                              Investor Class